SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2004

NEXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25247	95-4675095
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7625 Hamilton Park Drive, Suite 12, Chattanooga, Tennessee 37421

(Address of principal executive offices)

423-296-8213

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Item 5. Other Events.

Issuance of press release dated August 2, 2004 reporting the termination of a $10 million equity line with Dutchess Private Equities Fund, LP.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release dated August 2, 2004 reporting the termination of a $10 million equity line with Dutchess Private Equities Fund, LP.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT, INC.

Date: August 3, 2004	By:	/s/ Charles L. Thompson
Charles L. Thompson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 2, 2004 reporting the termination of a $10 million equity line with Dutchess Private Equities Fund, LP.